EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Flora Growth Corp. of our report dated March 28, 2024, relating to the consolidated financial statements of Flora Growth Corp., filed with the Securities and Exchange Commission on April 23, 2024. We also consent to the reference to our firm under the wording "Experts" in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Davidson & Company LLP

Chartered Professional Accountants

Vancouver, Canada

April 23, 2024